EXHIBIT 21

                       HEICO CORPORATION AND SUBSIDIARIES
                             SUBSIDIARIES OF COMPANY

NAME                                                   STATE OF INCORPORATION
----                                                   ----------------------
HEICO Aerospace Corporation                            Florida

  Jet Avion Corporation                                Florida

  LPI Industries Corporation                           Florida

  Aircraft Technology, Inc.                            Florida

    ATI Heat Treat Corporation                         Florida

  Jet Avion Heat Treat Corporation                     Florida
     (Inactive)

HEICO International Corporation                        U.S. Virgin Islands

HEICO East Corporation                                 Florida

HEICO-NEWCO, Inc.                                      Florida

MediTek Health Corporation                             Florida

  MediTek Industries, Inc.                             Florida

     MediTek Health Care Management, Inc.              Florida

     MediTek-Winter Park, Inc.                         Florida

     MediTek-Wellington, Inc.                          Florida

     MediTek Palm Beach Gardens, Inc.                  Florida

     MediTek PBG MRI, Inc.                             Florida

     MediTek-Chatham Industries, Inc.                  Florida

        Chatham MRI, Inc.                              New Jersey

     MediTek-Sun Coast, Inc.                           Florida

     MediTek-Premier, Inc.                             Florida

     MediTek-Premier North, Inc.                       Florida

     MediTek-ICOT, Inc.                                Florida

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     MediTek Therapy, Inc.                             Florida

     MediTek-HE, Inc.                                  Florida

     MediTek Capital Corp.                             Florida

     MediTek-Palms, Inc.                               Florida

     MediTek Anesthesia, Inc.                          Florida

     MediTek-Gwinnet, Inc.                             Florida

     Finance Funding Corp.                             Florida

     Medical Imaging Equipment Leasing, Inc.           Florida

     Kaley Imaging, Inc.                               Florida

     MediTek-Greystone, Inc.                           Florida

     MediTek-Newark, Inc.                              Florida

     First Choice Networks, Inc.                       Florida

         Subsidiaries of the Company, all of which are directly or indirectly wholly-owned, are included in the Company's consolidated financial statements.